Year Ended
                                                 October
                                                    31,
                                       1994        1995       1996

Net sales                           $   75,373   $118,268   $ 148,339
Cost of sales                           45,950     69,490      88,938
Gross profit                            29,423     48,778      59,401
Operating
expenses:
Sales and marketing                      9,825     14,717      21,098
General and administrative               9,077     14,212      18,223
Research and                             4,189      7,526      11,807
development
Business combination and                                        3,740
integration costs
Amortization,                              427        522         451
primarily goodwill
Income from                              5,905     11,801       4,082
operations

Other income (expense):
Interest                                (2,082)    (1,807)     (1,811)
expense-net
Foreign                                    110       (59)       (146)
currency
exchange
gain (loss)
Costs to deter
potential unsolicited
attempt to acquire
the Company                                                     (728)
Minority                                  (60)      (253)       (119)
interest and other expense
   Total other expense                 (2,032)    (2,119)     (2,804)

Income before taxes
and extraordinary item                  3,873      9,682       1,278
Provision for                            (923)    (3,754)       (483)
income tax
Income before                            2,950      5,928         795
extraordinary item
Extraordinary item,
net of income tax benefit                            (695)       (224)
Net income                          $    2,950   $  5,233   $     571
Income per
share data:
Income per share                    $     0.56   $   0.91   $    0.10
before
extraordinary item
Extraordinary item per share                      $ (0.11)   $  (0.03)
Income per share                    $     0.56   $   0.80   $    0.07

Weighted                                 5,300      6,506       8,048
average shares outstanding